UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): 09/16/2018

STEPAN COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4462	36-1823834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois		60093
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 446-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the close of business on September 30, 2018, Ms. Jennifer Ansbro Hale, Vice President, General Counsel, Chief Compliance Officer and Secretary, will separate from Stepan Company (the “Company”).

In connection with Ms. Hale’s departure, the Company and Ms. Hale entered into a Separation Agreement and Release, dated as of September 16, 2018 (the “Separation Agreement”). Pursuant to the Separation Agreement and supplemental release referenced therein, in consideration of Ms. Hale’s execution, delivery and non-revocation of a general release of claims and her continued compliance with the terms and conditions of the Separation Agreement, Ms. Hale will be entitled to receive the following: (i) a cash payment in the gross amount of $1,563,592, with $797,342 to be paid to Ms. Hale in a lump sum on the first regularly scheduled Company payroll date following the expiration of the revocation period set forth in the supplemental release, and the remaining $766,250 to be paid to Ms. Hale in equal installments on the Company’s regularly scheduled payroll dates between January 1, 2019 and December 31, 2019, (ii) accelerated vesting of 3,342 outstanding unvested stock options and 7,238 unvested stock appreciation right awards, and (iii) accelerated vesting of 4,862 unvested performance share awards, and in the case of clauses (ii) and (iii), which shall otherwise be treated in accordance with, and subject to, the terms and conditions of the governing plan documents and the applicable award agreements.

Pursuant to the terms of the Separation Agreement, Ms. Hale will be available to consult and cooperate with the Company until December 31, 2019, and also has agreed to non-disparagement and confidentiality covenants that will apply indefinitely. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the terms of the Separation Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release, dated as of September 16, 2018, by and between Stepan Company and Jennifer Ansbro Hale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY
Date: September 20, 2018
	By:	/s/ Matthew M. Rice
Matthew M. Rice
Assistant Secretary